                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 March 12, 1998

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

         1-9645                                          74-1787536
(Commission File Number)                    (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                    Form 8-K

Item 5        Other Events.

On October 23, 1997, Clear Channel Communications, Inc., a Texas corporation (the Company), Universal Outdoor Holdings, Inc., a Delaware corporation (Universal), and UH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (Sub), entered in an Agreement and Plan of Merger (the Merger Agreement), pursuant to which Sub will be merged with and into Universal, with Universal surviving the merger and becoming a wholly owned subsidiary of the Company (the Merger). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock of Universal, other than shares owned directly or indirectly by the Company or by Universal, will be converted into the right to receive 0.67 shares of common stock of the Company. On February 6, 1998, the Universal common stock shareholders voted to approve the adoption of the agreement and plan of merger between Universal and the Company. The Company expects to consummate this merger during the first half of 1998. It is anticipated that approximately 19.3 million shares of common stock of the Company will be issued in the merger. In addition, at December 31, 1997, Universal had $507.6 million in long-term debt outstanding.

Item 7.(a)    Historical Financial Statements.

CLEAR CHANNEL COMMUNICATIONS, INC.

Historical Consolidated Financial Statements

                         REPORT OF INDEPENDENT AUDITORS


SHAREHOLDERS AND
BOARD OF DIRECTORS
CLEAR CHANNEL
COMMUNICATIONS, INC.

We have audited the accompanying consolidated balance sheets of Clear Channel Communications, Inc. and Subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Heftel Broadcasting Corporation, in which the Company has a 32% interest and of Australian Radio Network Pty Ltd, in which the Company has a 50% interest, have been audited by other auditors whose reports have been furnished to us; insofar as our opinion on the consolidated financial statements relates to data included for Heftel Broadcasting Corporation for 1997 and for the Australian Radio Network Pty Ltd, for 1996, it is based solely on their reports.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clear Channel Communications, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             Ernst & Young LLP



San Antonio, Texas
March 11, 1998

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Heftel Broadcasting Corporation:

     We have audited the consolidated balance sheet of Heftel Broadcasting Corporation and subsidiaries as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heftel Broadcasting Corporation and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                              KPMG Peat Marwick LLP


Dallas, Texas
March 9, 1998

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                          CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                     ------
                            In thousands of dollars

                                                     December 31,
                                                1997              1996

Current Assets

Cash and cash equivalents                    $   24,657       $   16,701
Accounts receivable, less allowance of
  $9,850 in 1997 and $6,067 in 1996             155,962           79,182
Film rights - current                            14,826           14,188
Income tax receivable                             3,202            3,093


          Total Current Assets                  198,647          113,164


Property, plant
and equipment

Land, buildings and improvements                 84,118           46,550
Structures and site leases                      487,857
Transmitter and studio equipment                215,755          153,255
Furniture and other equipment                    46,584           21,164
Construction in progress                         39,992            4,284


                                                874,306          225,253
Less accumulated depreciation                   128,022           77,415


                                                746,284          147,838
Intangible Assets

Network affiliation agreements                   33,727           33,727
Licenses and goodwill                         2,175,944          764,233
Covenants not-to-compete                         24,892           22,992
Other intangible assets                          19,593            8,712


                                              2,254,156          829,664
Less accumulated amortization                   141,066           78,646



                                              2,113,090          751,018
Other

Notes receivable                                 35,373           52,750
Film rights                                      14,171           13,437
Investments in, and advances to,
  nonconsolidated affiliates                    266,691          230,660
Other assets                                     30,122           10,807
Other investments                                51,259            5,037



          Total Assets                       $3,455,637       $1,324,711

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                          CONSOLIDATED BALANCE SHEETS


LIABILITIES AND SHAREHOLDERS' EQUITY


                                                           December 31,
                                                      1997            1996

CURRENT LIABILITIES

Accounts payable                                  $    11,904       $     9,865
Accrued interest                                        9,950             6,272
Accrued expenses                                       34,489             8,236
Deferred income                                         1,340             1,300
Current portion of long-term debt                      13,294             1,479
Current portion of film rights liability               15,875            16,310



          Total Current Liabilities                    86,852            43,462

Long-term debt                                      1,540,421           725,132
Film rights liability                                  15,551            13,797
Deferred income taxes                                  10,114            11,283
Deferred income                                         9,750            11,250
Other long-term liabilities                            25,378                --
Minority interest                                      20,787             6,356


SHAREHOLDERS' EQUITY

Preferred Stock, par value $1.00 per share,
   authorized 2,000,000 shares, no shares
   issued and outstanding                                  --                --
Common Stock, par value $.10 per share,
   authorized 150,000,000 and 100,000,000
   shares, issued and outstanding
   98,232,893 and 76,992,078 shares in
   1997 and 1996, respectively                          9,823             7,699
Additional paid-in capital                          1,541,865           398,622
Retained earnings                                     169,631           106,055
Other                                                   2,398             1,226
Unrealized gain on investments                         23,754                --
Cost of shares (38,207 in 1997 and 26,878
   in 1996) held in treasury                             (687)             (171)


          Total Shareholders' Equity                1,746,784           513,431


          Total Liabilities And
           Shareholders' Equity                   $ 3,455,637       $ 1,324,711




                 See Notes to Consolidated Financial Statements

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS

In thousands of dollars, except per share data

                                                         Year Ended December 31,

                                                   1997            1996             1995


Gross revenue                                    $ 790,178       $ 398,094        $ 283,357
Less: agency commissions                            93,110          46,355           33,298


Net revenue                                        697,068         351,739          250,059




Operating expenses                                 394,404         198,332          137,504
Depreciation and amortization                      114,207          45,790           33,769


Operating income before corporate expenses         188,457         107,617           78,786

Corporate expenses                                  20,883           8,527            7,414

Operating income                                   167,574          99,090           71,372

Interest expense                                    75,076          30,080           20,752
Other income (expense) - net                        11,579           2,230             (803)


Income before income taxes                         104,077          71,240           49,817
Income taxes                                        47,116          28,386           20,292

Income before equity in earnings
   (loss) of nonconsolidated affiliates             56,961          42,854           29,525
Equity in earnings (loss) of
   nonconsolidated affiliates                        6,615          (5,158)           2,489



Net income                                       $  63,576       $  37,696        $  32,014






Net income per common share:

   Basic                                         $     .72       $     .51        $     .46



   Diluted                                       $     .67       $     .51        $     .46



                 See Notes to Consolidated Financial Statements

                      CLEAR CHANNEL COMMUNICATIONS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



In thousands of dollars

                                                                                Cumulative
                                                 Additional                     Translation  Unrealized
                                         Common   Paid-in         Retained      Adjustment    Gain on      Treasury
                                         Stock    Capital         Earnings       and Other   Investments    Stock       Total
                                        ------- -----------      ----------     -----------  -----------   --------   ----------

Balances at January 1, 1995             $1,723     $92,535        $36,346        $    --       $    --      $ (71)      $130,533
Net income for year                                                32,014                                                 32,014
Exercise of stock options                    7         627                                                   (100)           534
Currency translation adjustment                                                      102                                     102
Unrealized gains on investments,
   net of tax                                                                                      530                       530
Stock split                              1,729      (1,729)                                                                   --
                                        ------  ----------       --------        ------        -------     ------     ----------


Balances at December 31, 1995            3,459      91,433         68,360            102           530       (171)       163,713


Net income for year                                                37,695                                                 37,695
Exercise of stock options                    5         301                                                                   306
Proceeds from sale of Common Stock         385     310,738                                                               311,123
Currency translation adjustment                                                    1,124                                   1,124
Reversal of unrealized gains on
   investments, net of tax                                                                        (530)                     (530)
Stock split                              3,850      (3,850)                                                                   --
                                        ------  ----------       --------        ------        -------     ------     ----------


Balances at December 31, 1996            7,699     398,622        106,055         1,226             --       (171)       513,431


Net income for year                                                63,576                                                 63,576
Proceeds from sale of Common Stock       1,409     790,310                                                               791,719
Common Stock and stock option
  issued for business acquisition          665     348,023                        6,633                                  355,321
Exercise of stock options                   50       4,910                         (397)                     (516)         4,047
Currency translation adjustment                                                  (5,064)                                  (5,064)
Unrealized gains on investments,
   net of tax                                                                                   23,754                    23,754
                                        ------  ----------       --------        ------        -------     ------     ----------

Balances at December 31, 1997           $9,823  $1,541,865       $169,631        $2,398        $23,754     $ (687)    $1,746,784
                                        ======  ==========       ========        ======        =======     ======     ==========



                 See Notes to Consolidated Financial Statements

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            In thousands of dollars

                                                             Year Ended December 31,


                                                      1997             1996             1995

Cash Flows From
Operating Activities:

Net income                                         $  63,576        $  37,696        $  32,014


Reconciling Items:

Depreciation                                          51,700           19,337           15,380
Amortization of intangibles                           62,507           26,453           18,389
Deferred taxes                                        18,300            5,730            2,953
Amortization of film rights                           16,735           15,038           11,263
Payments on film liabilities                         (17,289)         (14,627)         (10,353)
Recognition of deferred income                        (1,460)            (810)              --
(Gain) loss on disposal of assets                     (1,129)             (41)             405
Gain on sale of other investments                     (3,819)              --               --
Equity in (earnings) loss of non-
   consolidated affiliates                            (2,778)           7,933               --
Dividends received from nonconsolidated
   affiliates                                             --            7,207               --
Decrease minority interest                              (617)              --               --


Changes in operating assets and liabilities:

Increase accounts receivable                         (20,752)         (10,606)         (11,545)
Increase deferred income                                  --           13,360               --
Increase (decrease) accounts payable                  (5,271)           4,489             (372)
Increase (decrease) accrued interest                   3,598            5,764             (233)
Increase (decrease) accrued expenses
   and other liabilities                               1,628             (320)           3,831
Increase (decrease) accrued income
   and other taxes                                      (109)          (8,999)           2,598



Net cash provided by operating activities          $ 164,820        $ 107,604        $  64,330

                                                                Year Ended December 31,
                                                        1997               1996               1995
Cash Flows From
Investing Activities:

Decrease in restricted cash                         $        --        $        --        $    38,500
Decrease (increase) in notes receivable - net            17,377            (52,750)                --
Increase in investments in and advances
   to nonconsolidated affiliates - net                  (38,317)          (163,295)           (81,279)
Purchases of investments                                (25,101)            (3,113)              (500)
Proceeds from sale of investments                         6,333                 --                 --
Purchases of property, plant and equipment              (30,956)           (19,723)           (15,110)
Proceeds from disposal of assets                          2,410                 16                383
Acquisition of broadcasting assets                     (784,204)          (550,630)          (105,136)
Acquisition of outdoor assets                          (490,345)                --                 --
Increase in other intangible assets                     (10,881)            (2,895)            (1,870)
(Increase) decrease in other-net                          7,891             (4,374)             5,340


Net cash used in investing activities                (1,345,793)          (796,764)          (159,672)


Cash Flows From
Financing Activities:

Proceeds of long-term debt                            2,013,160            718,575            162,600
Payments on long-term debt                           (1,614,821)          (326,400)           (64,800)
Payments of current maturities                           (5,176)            (3,134)            (4,419)
Proceeds from exercise of stock options                   4,047                306                534
Proceeds from issuance of common stock                  791,719            311,123                 --


Net cash provided by financing activities             1,188,929            700,470             93,915


Net increase (decrease) in cash and
   cash equivalents                                       7,956             11,310             (1,427)

Cash and cash equivalents at
   beginning of year                                     16,701              5,391              6,818


Cash and cash equivalents
   at end of year                                   $    24,657        $    16,701        $     5,391



                 See Notes to Consolidated Financial Statements

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries, substantially all of which are wholly-owned. Significant intercompany accounts have been eliminated in consolidation. Investments in nonconsolidated affiliates are accounted for using the equity method of accounting. Certain amounts in prior years have been reclassified to conform to the 1997 presentation.


Cash and Cash Equivalents:

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.


Prepaid Land Lease:

Most of the Company's outdoor advertising structures are located on leased land. Land rents are typically paid in advance for periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.


Film Rights:

The capitalized costs of film rights are recorded when the license period begins and the film rights are available for use. The rights are amortized based on the number of showings or license period.

Unamortized film rights assets are classified as current or noncurrent based on estimated usage. Amortization of film rights is included in operating expenses. Film rights liabilities are classified as current or noncurrent based on anticipated payments.

Property, Plant and Equipment:

Property, plant and equipment are stated at cost. Depreciation is computed principally by the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

         Buildings - 10 to 30 years
         Structures and site leases - 10 to 20 years
         Transmitter and studio equipment - 7 to 15 years
         Furniture and other equipment - 5 to 10 years
         Leasehold improvements - generally life of lease

Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

Intangible Assets:

Intangible assets are stated at cost and are being amortized using the straight-line method.

Excess cost over the fair value of net assets acquired (goodwill) and certain licenses are generally amortized over 25 years. Covenants not-to-compete are amortized over the respective lives of the agreements. Network affiliation agreements are amortized over 10 years. Leases are amortized over the remaining lease terms.

The periods of amortization are evaluated annually to determine whether circumstances warrant revision.


Long-Lived Assets:

Impairment losses on long lived assets (including related goodwill) are recognized when indicators of impairment are present and the estimated future undiscounted cash flows are not sufficient to recover the assets' carrying value.


Other Investments:

Other investments are composed primarily of equity securities. These securities are classified as available-for-sale and carried at fair value based on quoted market prices. The unrealized gains or losses on these investments, net of tax, are reported as a separate component of shareholders' equity. The average cost method is used to compute the realized gains and losses on sales of equity securities.


Financial Instruments:

The carrying amounts of financial instruments approximate their fair value.


Income Taxes:

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.


Revenue Recognition:

Radio and television broadcast revenue is recognized as advertisements or programs are broadcast and is generally billed monthly. Outdoor advertising provides services under the terms of contracts covering periods up to three years, which are generally billed monthly. Revenue for outdoor advertising space rental is recognized ratably over the term of the contract. Revenues from design, production and certain other services are recognized as the services are provided. Payments received in advance of billings are recorded as deferred revenue.

Revenue from barter transactions is recognized when advertisements are broadcast or outdoor advertising space is utilized. Merchandise or services received are charged to expense when received or used.


Interest Rate Protection Agreements:

Periodically, the Company enters into interest rate swap agreements to modify the interest characteristics of its outstanding debt. Each interest rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment to interest expense related to the debt. The fair value of the swap agreements and changes in the fair value as a result of changes in market interest rates are not significant.


Foreign Currency:

Foreign currency translation adjustments, which result from the translation of financial statement information into U.S. dollars for the Company's investments in Australian Radio Network Pty Ltd. (ARN) and New Zealand Radio Network (NZRN), are accounted for as a separate component of shareholders' equity. Transaction gains or losses are recorded as income or expense as incurred.


Stock Based Compensation:

The Company uses the intrinsic value method in accounting for its stock based employee compensation plan.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Earnings Per Share:

In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. The adoption of this new accounting standard, which required the restatement of all presented periods' earnings per share data, did not have a material impact on the Company.

NOTE B - BUSINESS ACQUISITIONS

In April of 1997, the Company acquired approximately 93% of the outstanding stock of Eller Media, Inc. (Eller). Eller's operations included approximately 50,000 outdoor advertising display faces in 15 major metropolitan markets. As consideration for the stock acquired, the Company paid cash of approximately $329 million and issued common stock of the Company in the aggregate value of approximately $298 million. In addition, the Company issued options on the Company's common stock with an aggregate value of approximately $51 million in connection with the assumption of Eller's outstanding stock options. In addition, the Company assumed approximately $417 million of Eller's long-term debt, which was refinanced at the closing date using the Company's credit facility. This acquisition was accounted for as a purchase with resulting goodwill of approximately $655 million. Subsequent to the acquisition of Eller, the Company has acquired approximately 3,000 additional display faces and executed license management agreements for approximately 4,000 display faces, for an aggregate consideration of $161.7 million.

Also during 1997, the Company acquired substantially all of the broadcasting assets of 70 radio stations, including four stations that the Company acquired an 80% interest therein, and six news, sports and agricultural networks in 22 markets. The most significant acquisition was 43 radio stations, six news, sports and agricultural networks and approximately 350 display faces acquired from Paxson Communications, Inc. for approximately $629 million during the fourth quarter of 1997. During 1996 the Company acquired substantially all of the broadcasting assets of 49 radio stations, and two television stations in 20 markets. During 1995, the Company acquired substantially all of the broadcasting assets of three radio stations, including two stations that the Company acquired an 80% interest therein, two television stations and one news and agricultural network in three markets. At December 31, 1997, the Company programmed 17 radio stations and seven television stations under a local marketing agreement or a joint sales agreement and does not own the FCC license.


The following is a summary of the assets acquired and the consideration given for the above stated acquisitions:




                            In thousands of dollars

                                 1997               1996               1995
Property, plant and
  equipment                  $   629,207        $    47,579        $    15,013
Accounts receivable               56,028             15,656              3,095
Licenses, goodwill and
  other assets                 1,460,505            488,251             93,716



Total assets acquired          2,145,740            551,486            111,824
Less:
Seller financing                  (1,400)              --                 --
Liabilities assumed             (507,456)              (856)            (5,288)
Minority interest                (15,047)              --                 --
Common Stock and
  stock options issued          (348,688)              --                 --


Cash paid for
  acquisitions               $ 1,274,549        $   550,630        $   105,136

The results of operations for 1997, 1996, and 1995 include the operations of each station, for which the Company purchased the license, from the respective date of acquisition. Unaudited pro forma consolidated results of operations, assuming each of the acquisitions had occurred at January 1, 1995, would have been as follows:

                              Pro Forma (Unaudited)
                             Year Ended December 31,
                 In thousands of dollars, except per share data

                              1997            1996             1995
Net revenue                  $ 831,814       $ 670,481        $ 665,015
Net income (loss)            $  29,891       $ (22,773)       $ (23,930)
Net income (loss) per
  common share-diluted       $     .28       $    (.30)       $    (.32)

The pro forma information above is presented in response to applicable accounting rules relating to business acquisitions and is not necessarily indicative of the actual results that would have been achieved had each of the businesses been acquired at the beginning of 1995, nor is it indicative of future results of operations.


NOTE C - INVESTMENTS

Australian Radio Network:

In May of 1995, the Company purchased a 50% interest in ARN, an Australian company that owns and operates radio stations, a narrowcast radio broadcast service and a radio representation company in Australia.

New Zealand Radio Network:

In July 1996 the Company purchased a one-third interest in NZRN, which purchased all of the stock of Radio New Zealand Commercial, formerly a government-owned company consisting of 52 radio stations throughout New Zealand.


Heftel Broadcasting Corporation:

In May of 1995, the Company purchased 21.4% of the outstanding common stock of Heftel Broadcasting Corporation (Heftel) a Spanish-language radio broadcaster in the United States. In August of 1996, the Company purchased an additional 41.8% of the outstanding common stock of Heftel. In January of 1997, the Company purchased an interest from the Tichenor family, which was subsequently exchanged for Heftel common stock at the time of Heftel's merger with Tichenor Media System, Inc. (Tichenor), another Spanish-language radio broadcaster with stations in major Hispanic markets in the United States. In February of 1997, the Company sold 350,000 shares of its Heftel common stock as a selling shareholder in a secondary stock offering in which Heftel issued an additional
4.8 million shares of common stock. The Company recognized a gain of approximately $6.2 million as a result of this transaction. Also, Heftel issued another 5.6 million shares of its common stock in connection with its merger with Tichenor. As a result of these transactions, the Company's interest in Heftel was 32.3% of the total number of shares of Heftel's common stock outstanding at December 31, 1997.


American Tower Corporation:

In July of 1997 the Company purchased a thirty percent (30%) interest in American Tower Corporation (ATC), the leading independent domestic owner and operator of wireless communication towers.

The following table summarizes the Company's investments in these nonconsolidated affiliates:

                            In thousands of dollars
                                       ARN      NZRN     Heftel       ATC       Total

At December 31, 1996                $73,242   $29,393   $128,025  $    --    $230,660
Acquisition of 30% of ATC                                          32,510      32,510
Additional investment, net            8,807       944     (3,989)      45       5,807
Equity in net
   earnings (loss)                    1,323    (4,202)     6,909      274       4,304
Amortization of
   excess cost                           --        --     (1,097)    (429)     (1,526)
Foreign currency translation
  adjustment                         (2,763)   (2,301)        --       --      (5,064)

At December 31, 1997                $80,609   $23,834   $129,848  $32,400    $266,691


These investments are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as "Investments in, and advances to, nonconsolidated affiliates". The Company's interests in their operations are recorded in the income statement as "Equity in earnings (loss) of nonconsolidated affiliates". Other income derived from transactions with nonconsolidated affiliates consists of interest and management fees which aggregated $6.4 million in 1997, $4.5 million in 1996 and $1.4 million in 1995, less applicable income taxes of $2.5 million in 1997, $1.7 million in 1996 and $.4 million in 1995. Equity in the undistributed earnings (loss) included in "Retained earnings" for these investments was $2.1 million and $(2.2) million for December 31, 1997 and 1996, respectively.


Summarized Financial Information:

The following table presents summarized financial information for ARN and
Heftel:

Balance sheet information at December 31, 1997:


                            In thousands of dollars
                                                             ARN(1)             Heftel

Current assets                                              $ 12,633           $36,695
Noncurrent assets                                            215,119           475,554
Current liabilities                                           31,263            25,725
Noncurrent liabilities                                       121,705            96,564
Shareholders' equity                                          74,784           389,960

Income statement information for period investment held in 1997:

Net revenues                                                 $72,116          $136,584
Operating expenses                                            52,077            82,064
Net income                                                    10,749            18,772

(1) For presentation purposes only, data for ARN has been translated into U.S. dollars at the December 31, 1997 exchange rate and has been presented in conformity with Australian GAAP. The Company's equity in net income of ARN, which is based on U.S. GAAP, is not directly comparable to net income reported by ARN. The most significant difference involves the charge against results of operations for the amortization of radio licenses under U.S. GAAP, which is not recorded under Australian GAAP. The Company's share of such amortization for its investment in ARN was $2.9 million for the year ended December 31, 1997.

Notes Receivable:

During 1997 and 1996, the Company provided approximately $35.4 million and $52.8 million respectively, in financing to third parties. The financing provided in 1997 was used to affect the acquisition of radio broadcasting operations. A total of $21.4 million was relieved as consideration for six FCC licenses acquired during January 1998. The remaining $14 million will be relieved as consideration for three FCC licenses expected to be acquired during the first half of 1998. The financing provided in 1996 was in the form of loans secured by the assets of certain radio stations. These loans, which were paid in full during 1997, were accounted for as notes receivable, with the related interest income recorded in other income.


Other Investments:

Other investments at December 31, 1997 include marketable equity securities recorded at market value of $62.2 million (cost basis of $23.9 million). During 1997, realized gains of $3.8 million were recorded in "Other income (expense) - net." At December 31, 1997, unrealized gains, net of tax, of $23.8 million were recorded as a separate component of shareholders equity.










NOTE D -
LONG-TERM DEBT

Long-term debt at December 31, 1997 and 1996 consisted of the following:

In thousands of dollars

                                               December 31,
                                           1997             1996
Debentures, 7.25%, interest
payable semi-annually on
April 15 and October 15,
beginning April 15, 1998,
principal to be paid in full
on October 15, 2027.(1)                 $  300,000         $  --

Revolving long-term line of
credit facility payable to banks,
three years interest only through
September 1999, payable quarterly,
rate based upon prime, LIBOR or
Fed funds rate, (6.3% at December
31, 1997) at the Company's
discretion, principal to be paid
in full by June 2005, $534.8 million
remains undrawn, secured by 100%
of the Common Stock of the Company's
wholly owned subsidiaries (2)            1,215,221          717,175

Other long-term debt                        38,494            9,436


                                         1,553,715          726,611
Less: current portion                       13,294            1,479


Total long-term debt                    $1,540,421         $725,132



(1) Proceeds from issuance of debentures totaled $294.3 million, net of fees and initial offering discount. The fees and initial offering discount are being amortized as interest expense over 30 years and at December 31, 1997, were $5.7 million.

(2) This facility converts into a reducing revolving line of credit on the last business day of September 2000, with quarterly repayment of the principal to begin on that date and continue quarterly through the last business day of June 2005, when the commitment must be paid in full. Of the $534.8 million undrawn, $9.6 million is unavailable due to a guarantee and $27.7 million is unavailable due to letters of credit. This leaves $497.5 million available at December 31, 1997 for future borrowings under the credit facility.

The Company's current line of credit agreement with banks contains certain covenants that substantially restrict, among other matters, the payment of cash dividends and the pledging of assets.

Future maturities of long-term debt at December 31, 1997 are as follows:

In thousands of dollars
         1998                     $13,294
         1999                       7,344
         2000                       2,185
         2001                       2,200
         2002                      88,994
         2003 and thereafter    1,439,698

                               $1,553,715

The Company currently hedges a portion of its outstanding debt with interest rate swap agreements that effectively fix the interest at rates from 5.5% to 8.5% on $565 million of its current borrowings. These agreements expire from February 1998 to October 2000. The fair value of these agreements at December 31, 1997 and settlements of interest during 1997 were not material.


NOTE E - COMMITMENTS

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases. Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index or a maximum of 5%), as well as provisions for the payment of utilities and maintenance by the Company. As of December 31, 1997, the Company's future minimum rental commitments, under noncancelable lease agreements with terms in excess of one year, consist of the following:

In thousands of dollars
         1998                      $37,596
         1999                       32,448
         2000                       26,714
         2001                       22,898
         2002                       18,315
         2003 and thereafter        71,064

                                  $209,035

Rent expense charged to operations for 1997, 1996 and 1995 was $76.5 million, $5.3 million and $4.5 million, respectively.

The Company's film rights commitments and related film assets are recorded on the earliest date the rights are available for telecast. At December 31, 1997, the future payments on these film rights liabilities are as follows:

In thousands of dollars
         1998                     $15,875
         1999                       9,359
         2000                       5,472
         2001                         676
         2002                          44

                                  $31,426

Commitments for additional film license agreements in the amount of $26.3 million have been executed; however, they are not included in the amounts above because the programs were not available for telecast as of December 31, 1997. In addition, commitments for sports rights have been executed in the amount of $8.3 million for future radio and television broadcast of sporting events.


NOTE F - CONTINGENCIES

From time to time, claims are made and lawsuits are filed against the Company, arising out of the ordinary business of the Company. In the opinion of the Company's management, liabilities, if any, arising from these actions are either covered by insurance or adequate reserves, or would not have a material adverse effect on the financial condition of the Company.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by federal and state laws mandating compensation for such loss and constitutional restraints.


NOTE G - INCOME TAXES

Significant components of the provision for income taxes are as follows:

                            In thousands of dollars

                             1997            1996             1995
Current - federal          $28,321        $22,214           $16,085
Deferred                    18,299          5,730             2,953
State                        3,012          2,159             1,692

Total                      $49,632        $30,103           $20,730

Included in current-federal is $2.5 million, $1.7 million and $.4 million for 1997, 1996 and 1995, respectively, related to taxes on other income from nonconsolidated affiliates, which has been included as a reduction in "Equity in earnings (loss) of nonconsolidated affiliates". The remaining $47.1 million, $28.4 million and $20.3 million for 1997, 1996 and 1995, respectively, have been reflected as income tax expense.

Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:


                             In thousands of dollars

                                             1997             1996

Deferred Tax Liabilities:
Excess tax depreciation                   $18,190            $7,409
Excess tax amortization                    13,514             4,868
Film amortization                             809               809
Basis reduction of
   acquired assets                          2,670               413
Gain on sale of assets                      3,175               --
Other                                         752               --

Total deferred tax liabilities             39,110            13,499

Deferred Tax Assets:
Gain on sale of assets                        386               374
Deferred income                             6,291               --
Operating loss carry forwards              11,087             1,581
Accrued expenses                            8,603               --
Bad debt reserves                           1,903               --
Other                                         726               261

Total deferred tax assets                  28,996             2,216


Net deferred tax liabilities              $10,114           $11,283



The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                            In thousands of dollars

                                      1997              1996              1995

                                     Amount  Percent   Amount  Percent   Amount  Percent

Income tax expense
  at statutory rates                $38,772   35%      $26,651   35%     $17,926   35%
State income taxes, net
  of federal tax benefit              1,958    2%        1,403    2%       1,100    2%
Amortization of goodwill              7,093    6%        1,493    2%       1,543    4%
Other - net                           1,809    2%          556    1%         161

                                    $49,632   45%      $30,103   40%     $20,730   41%

The Company has certain net operating loss carryforwards amounting to approximately $29.2 million, which expire beginning in the year 2011.

NOTE H - CAPITAL STOCK

Stock Splits and Dividends:
In October 1996 and October 1995, the Board of Directors authorized two-for-one stock splits distributed on December 2, 1996 and November 30, 1995, respectively, to stockholders of record on November 13, 1996 and November 15, 1995, respectively.

A total of 38.5 million and 17.3 million shares, respectively, were issued in connection with the 1996 and 1995 stock splits. All share, per share, stock price and stock option amounts shown in the financial statements (except the Consolidated Statement of Changes in Shareholders' Equity) and related footnotes have been restated to reflect the stock splits.

Eller Put/Call Agreement:

The Company granted to the former Eller stockholders certain demand and piggyback registration rights relating to the shares of common stock received by them. The holders of the remaining outstanding shares of Eller capital stock, not purchased by the Company, have the right to put such stock to the Company for approximately 1.1 million shares of the Company's common stock until April 10, 2002. From and after April 10, 2004, the Company will have the right to call this minority interest stake in Eller for 1.1 million shares of the Company's common stock.


Reconciliation Of
Earnings Per Share:

                      In thousands, except per share data

                                     1997     1996     1995

Numerator:
Net income                         $63,576   $37,696  $32,014

Effect of dilutive securities:
   Eller put/call agreement         (2,577)       --       --


Numerator for net income per
   common share-diluted            $60,999   $37,696  $32,014



Denominator:
Weighted average
  common shares                     88,480    73,422   69,092
Effect of dilutive securities:
   Employee stock options            2,220     1,208      978
   Eller put/call agreement            815        --       --

Dilutive potential
   common shares                     3,035     1,208      978



Denominator for net income
   per common
   share-diluted                    91,515    74,630   70,070



Net income per common share:
   Basic                              $.72      $.51     $.46


   Diluted                            $.67      $.51     $.46


Stock Options:

The Company has granted options to purchase its common stock to employees and directors of the Company and its affiliates under various stock option plans at no less than the fair market value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited in the event the employee or director terminates his or her employment or relationship with the Company or one of its affiliates. All option plans contain antidilutive provisions that require the adjustment of the number of shares of the Company common stock represented by each option for any stock splits or dividends.

The following table presents a summary of the Company's stock options outstanding at and stock option activity during the years ended December 31, 1997, 1996 and 1995:


                  In thousands, except per share data

                                   Weighted                    Average Price
                                   Options                       Per Share


Options outstanding at
    January 1, 1997                1,638                      $9.00
Options granted in acquisition     1,468                      13.00
Options granted                      346                      44.00
Options exercised                   (495)                      5.00
Options forfeited                    (28)                     34.00

Options outstanding at
   December 31, 1997 (1)           2,929                      16.00




Weighted average fair value of
  options  granted during 1997                                35.00

Options outstanding at
   January 1, 1996                1,528                        6.00
Options granted                     233                       28.00
Options exercised                  (107)                       3.00
Options forfeited                   (16)                      34.00

Options outstanding at
   December 31, 1996              1,638                        9.00



Weighted average fair value of
    options granted during 1996                               12.00

Options outstanding at
    January 1, 1995               1,657                        5.00
Options granted                     195                       14.00
Options exercised                  (264)                       2.00
Options forfeited                   (60)                       8.00


Options outstanding at
   December 31, 1995              1,528                        6.00




Weighted average fair value of
   options granted during 1995                                 6.00

(1) Vesting dates range from March 1993 to October 2002, and expiration dates range from January 1998 to April 2007 at exercise prices ranging from $3.26 to $61.00. There were 1.8 million shares available for future grants under the various option plans at December 31, 1997.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996: risk-free interest rates of 6.0%; a dividend yield of 0%. The volatility factors of the expected market price of the Company's common stock used was 31% and 34% for 1997 and 1996, respectively, and the weighted-average expected life of the option was five and six years for 1997 and 1996, respectively.

Pro forma net income and earnings per share, assuming that the Company had accounted for its employee stock options using the fair value method and amortized such to expense over the options vesting period is as follows:

                      In thousands, except per share data
                             1997     1996
Net Income
   As reported             $63,576  $37,696
   Pro forma               $61,739  $37,498

Net income per common share
   Basic
      As reported          $   .72  $   .51
      Pro forma            $   .70  $   .51

   Diluted
      As reported          $   .67  $    51
      Pro forma            $   .67  $   .50

In February 1991, CCTV, a wholly owned subsidiary of the Company, adopted the 1991 Non-Qualified Stock Option Plan which authorized the granting of options to purchase 50,000 shares of CCTV Common Stock. In February 1993, CCTV elected to discontinue the granting of options under this plan. At December 31, 1997, there were 9,500 options outstanding under this plan, with an exercise date of January 1, 1999.

At December 31, 1997, common shares reserved for future issuance aggregated approximately six million shares.


NOTE I - EMPLOYEE BENEFIT PLANS

The Company has a 401(k) Savings Plan (Plan) for the purpose of providing retirement benefits for substantially all employees. Both the employees and the Company make contributions to the Plan. The Company matches a portion of an employee's deferred compensation to a maximum of $9,500 in 1997. Company matched contributions vest to the employees based upon their years of service to the Company. Contributions to this Plan of $1.2 million, $.7 million and $.5 million were charged to expense for 1997, 1996 and 1995, respectively.


NOTE J - SUPPLEMENTAL INFORMATION

                            In thousands of dollars
                                     1997             1996              1995

Supplemental Cash Flow:
  Cash paid for interest           $71,399          $24,316           $20,985
  Cash paid for taxes               49,741           35,669            18,132

Other Income (Expense) - net:
  Realized gains on sale
    of marketable securities       $10,019
  Gain on disposal
     of fixed assets                 2,027
  Minority interest                   (848)
  Interest income
     from notes receivable                          $ 1,779

Depreciation and Amortization:
  Goodwill and licenses            $49,800          $19,700            $9,900


                                                      1997      1996

Other Current and Long-Term Liabilities:
  Acquisition accrual                               $15,236
  Accrued compensation and benefits                  12,159   $6,080
  Outdoor advertising structure
     takedown accrual                                11,539
  Accrued insurance                                   5,915
  Accrued property tax                                5,089

NOTE K - SEGMENT DATA

The Company consists of three principal business segments radio broadcasting, television broadcasting and outdoor advertising. At December 31, 1997, the radio segment included 156 stations for which the Company is the licensee and 17 stations operated under lease management or time brokerage agreements. These 173 stations operate in 40 markets. The radio segment also operates eight networks including seven news and agriculture and one sports network.

At December 31, 1997, the television segment included 11 television stations for which the Company is the licensee and seven stations operated under lease management or time brokerage agreements. These 18 stations operate in 11 markets.

At December 31, 1997, the outdoor segment operated 57,660 advertising display faces including 3,697 displays under license management agreements. These display faces are in 17 markets.

Substantially all revenues are from unaffiliated companies.




                            In thousands of dollars

                                      1997            1996               1995


Net revenue
Radio                              $332,571         $217,189          $144,244
Television                          157,062          134,550           105,815
Outdoor                             207,435               --                --


Consolidated                       $697,068         $351,739          $250,059

Operating expenses
Radio                              $201,182         $126,628           $87,531
Television                           85,132           71,704            49,973
Outdoor                             108,090               --                --


Consolidated                       $394,404         $198,332          $137,504

Depreciation
Radio                               $13,252           $8,916            $6,974
Television                           11,563           10,420             8,406
Outdoor                              26,885               --                --


Consolidated                        $51,700          $19,336           $15,380

Amortization of intangibles
Radio                               $35,215          $18,840           $13,007
Television                            6,353            7,614             5,382
Outdoor                              20,939               --                --


Consolidated                        $62,507          $26,454           $18,389

Operating income
Radio                               $82,922          $62,805           $36,732
Television                           54,014           44,812            42,054
Outdoor                              51,521               --                --


Consolidated                       $188,457         $107,617           $78,786

Total identifiable assets
Radio                            $1,840,908       $1,079,853          $340,685
Television                          310,693          244,858           222,326
Outdoor                           1,304,036               --                --


Consolidated                     $3,455,637       $1,324,711          $563,011

Capital expenditures
Radio                                $8,913           $7,447            $5,243
Television                            7,011           12,276             9,867
Outdoor                              15,032               --                --


Consolidated                        $30,956          $19,723           $15,110


NOTE L -
SUBSEQUENT EVENTS

In January 1998 the Company closed its acquisitions of WMXC-FM, WNTM-AM, WDWG-FM, WKSJ-AM, WKSJ-FM and WRKH-FM, and signed a joint sales agreement for WNSP-FM in Mobile, Alabama for approximately $24.0 million, acquired KDON-FM, KDON-AM, KRQC-FM, KTOM-FM, KTOM-AM and KOCN-FM in Monterey, CA for approximately $23.2 million and acquired WODE-AM and WEEX-FM in Allentown, PA for approximately $29.0 million.

In February 1998 the Company closed its acquisitions of WJMI-FM, WKXI-AM/FM, and WOAD-AM in Jackson, MS, for approximately $20.0 million.

On October 23, 1997 the Company entered into a definitive agreement to merge with Universal Outdoor Holdings, Inc., (Universal) an international corporation with over 34,000 display faces in 23 markets. The merger, which is subject to certain closing conditions and regulatory approvals, is structured as an exchange of stock; each share of Universal common stock will be exchanged for
 .67 shares of the Company's stock. On February 6, 1998, the Universal common stock shareholders voted to approve the adoption of the agreement and plan of merger between Universal and the Company. Upon consummation of this merger, the Company will issue approximately 19.3 million shares of its common stock (valued at approximately $1,202 million) and assume approximately $566 million in long-term debt. The Company intends to account for this merger as a purchase transaction and expects to consummate this merger during the first half of 1998.

On March 5, 1998 the Company announced an agreement with the Board of Directors of More Group, Plc (More Group) regarding the terms of a recommended cash offer to acquire all of the issued shares of More Group. The offer values each More Group share at (pound)10.30 or approximately $17.00. The total value of this transaction is approximately (pound)475 million or, $735.7 million. More Group, based in the United Kingdom, operates over 90,000 advertising displays in 22 countries. This transaction is subject to certain regulatory approvals and other closing conditions. If these conditions are met, this transaction is expected to close during 1998.



NOTE M - QUARTERLY RESULTS OF OPERATIONS (Unaudited)

                 In thousands of dollars, except per share data

                                      March 31,             June 30,            September 30,          December 31,
                                   1997       1996       1997      1996       1997        1996       1997       1996
Gross revenue                    $110,831    $70,140   $212,200   $92,406   $209,050    $107,189   $258,097   $128,359


Net revenue                      $ 98,289    $62,208   $186,779   $81,370   $184,108    $ 94,839   $227,892   $113,322
Operating expenses                 63,055     38,230    103,678    43,762     99,809      53,409    127,862     62,931
Depreciation and amortization      15,946      8,755     32,724    10,589     31,546      13,022     33,991     13,424


Operating income before
   corporate expenses              19,288     15,223     50,377    27,019     52,753      28,408     66,039     36,967
Corporate expenses                  2,854      1,674      5,017     1,804      5,828       2,170      7,184      2,879



Operating income                   16,434     13,549     45,360    25,215     46,925      26,238     58,855     34,088
Interest expense                   11,046      5,424     21,268     6,322     19,490       8,033     23,272     10,301
Other income
    (expense)- net                  6,259        206     (1,060)      (19)     2,442         480      3,938      1,563



Income before income taxes         11,647      8,331     23,032    18,874     29,877      18,685     39,521     25,350
Income taxes                        4,962      2,810     12,345     7,356     14,335       7,261     15,474     10,959



Income before equity in
   earnings  (loss) of
   nonconsolidated affiliates       6,685      5,521     10,687    11,518     15,542      11,424     24,047     14,391
Equity in earnings (loss) of
  nonconsolidated affiliates          914        717      4,407     1,030      3,067      (8,375)    (1,773)     1,470



Net income                       $  7,599   $  6,238   $ 15,094  $ 12,548   $ 18,609    $  3,049   $ 22,274   $ 15,861




Net income per
   common share: (1)
    Basic                        $    .10   $    .09   $    .18  $    .18   $    .21    $    .04   $    .23   $    .21




    Diluted                      $    .10   $    .09   $    .16  $    .18   $    .19    $    .04   $    .22   $    .20




Stock price: (1)
  High                           $49.6250   $29.5625   $63.3750  $43.3750   $68.7500    $45.2500   $79.4375   $44.5625
  Low                             34.2500    20.3750    42.7500   26.7500    58.6250     35.6250    60.0000    30.5000

(1) Adjusted for two-for-one stock split effected in December 1996.

The Company's Common Stock is traded on the New York Stock Exchange under the symbol CCU.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

                  HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Universal Outdoor Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Universal Outdoor Holdings, Inc. and its subsidiary ("the Company") at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Chicago, Illinois
March 6, 1998

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS
                                                                                     December 31,              December 31,
                                                                                         1996                      1997
                                                                                     -----------               -----------
Current assets:

    Cash and equivalents                                                               $ 11,631                 $      89
    Cash held in escrow                                                                   9,455                         -
    Accounts receivable, less allowance
      for doubtful accounts of $2,849 and $2,476                                         20,927                    35,876
    Other receivables                                                                     1,445                     1,761
    Prepaid land leases                                                                   4,010                     9,520
    Prepaid insurance and other                                                           4,173                     3,521
                                                                                       --------                 ---------
           Total current assets                                                          51,641                    50,767
Property and equipment, net                                                             382,555                   622,179
Goodwill and intangible assets, net                                                     233,772                   249,485
Other assets, net                                                                        25,114                    18,417
                                                                                       --------                 ---------
Total assets                                                                           $693,082                 $ 940,848
                                                                                       ========                 =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accrued expenses                                                                   $ 26,532                 $  27,177
    Current maturities of long-term debt                                                      -                    12,374
    Accounts payable                                                                      3,373                     5,512
                                                                                       --------                 ---------
           Total current liabilities                                                     29,905                    45,063
                                                                                       --------                 ---------
Long-term debt and other obligations                                                    349,141                   507,600
Other long-term liabilities                                                                 485                         -
Long-term deferred income tax liabilities                                                86,463                    91,830
                                                                                       --------                 ---------
Commitments and contingencies (Note 14)                                                       -                         -
Stockholders' equity
    Preferred stock, $.01 par value, 10,000,000 shares authorized;
    no shares issued and outstanding                                                          -                         -
    Common stock, $.01 par value, 75,000,000 shares authorized;
     26,814,815 shares issued and outstanding                                               239                       268
    Warrants                                                                              9,967                     9,499
    Additional paid in capital                                                          295,162                   374,129
    Accumulated deficit                                                                 (78,280)                  (87,541)
                                                                                       --------                 ---------
           Total  stockholders' equity                                                  227,088                   296,355
                                                                                       --------                 ---------
Total liabilities and stockholders' equity                                             $693,082                 $ 940,848
                                                                                       ========                 =========



           See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Dollars and shares in thousands)

                        FOR THE YEARS ENDED DECEMBER 31,

                                                                        1995                1996              1997
                                                                        ----                ----              ----
Revenues                                                               $38,101             $84,939         $230,148
Less agency commissions                                                  3,953               8,801           20,509
                                                                       -------             -------         --------
 Net revenues                                                           34,148              76,138          209,639
                                                                       -------             -------         --------
Operating expenses:
    Direct advertising expenses                                         12,864              26,468           82,637
    General and administrative expenses                                  4,645              10,648           18,976
    Depreciation and amortization                                        7,402              18,286           59,977
    Non-cash compensation expense                                        -                   9,000            8,289
                                                                       -------             -------         --------
                                                                        24,911              64,402          169,879
                                                                       -------             -------         --------
Operating income                                                         9,237              11,736           39,760
                                                                       -------             -------         --------
Other expense:
    Interest expense, including amortization
    of bond discount of $3,982, $4,256 and $9                           12,234              19,567           46,400
    Other expenses                                                         706               1,398            2,621
                                                                       -------             -------         --------
           Total other expense                                          12,940              20,965           49,021
                                                                       -------             -------         --------
Loss before extraordinary item                                          (3,703)             (9,229)          (9,261)
Extraordinary loss on early extinguishment of debt                       -                  26,574            -
                                                                       -------             -------         --------
Net loss                                                               $(3,703)           $(35,803)      $ (  9,261)
                                                                       =======            ========       ==========
Loss per common and common equivalent share:

Basic loss before extraordinary item                                  $ (0.48)          $     (0.58)     $    (0.37)
Basic extraordinary loss                                                 -                    (1.68)           -
Basic net loss                                                        $ (0.48)          $     (2.27)     $    (0.37)
Average common shares outstanding                                       7,654                15,787          25,110


          See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                        FOR THE YEARS ENDED DECEMBER 31,

                                                                               1995           1996             1997
                                                                               ----           ----             ----
Cash flows from operating activities:

    Net loss                                                                 $(3,703)      $(35,803)         $(9,261)
    Depreciation                                                              10,354         13,309           42,347
    Amortization                                                               1,690          4,977           17,630
    Noncash compensation expense                                               -              9,000            8,289
    Extraordinary loss                                                         -             26,574             -
Changes in assets and liabilities, net of effects from acquisitions:

        Accounts receivable and other receivables                               (762)        (1,200)         (14,137)
        Prepaid land leases, insurance and other                                (391)           435           (1,919)
        Accounts payable and accrued expenses                                   (188)        (3,308)         (11,350)
                                                                          ----------       --------          -------
           Net cash from operating activities                                  7,000         13,984           31,599
                                                                          ----------       --------          -------
Cash flows used in investing activities:
    Capital expenditures                                                      (5,620)        (7,178)         (16,653)
    Payments for acquisitions, net of cash acquired                           (1,925)      (490,813)        (263,706)
    Payment for consulting agreement                                          (1,400)         -                 -
    Other payments                                                              (124)            13             -
                                                                          ----------       --------          -------
           Net cash used in investing activities                              (9,069)      (497,978)        (280,359)
                                                                          ----------       --------          -------
Cash flows from (used in) financing activities:
    Proceeds from long-term debt offerings                                      -           325,255             -
    Long-term debt repayments                                                   (262)      (117,815)          (2,769)
    Deferred financing costs                                                    (336)       (14,590)          (1,751)
    Net borrowings under credit agreements                                     2,671        486,052          274,480
    Repayment of credit facilities                                             -           (475,713)        (102,980)
    Proceeds from equity offerings                                             -            292,417           70,238
                                                                          ----------       --------          -------
           Net cash from financing activities                                  2,073        495,606          237,218
                                                                          ----------       --------          -------

Net increase (decrease) in cash and equivalents                                    4         11,612          (11,542)
Cash and equivalents, at beginning of period                                      15             19           11,631
                                                                          ----------       --------          -------

Cash and equivalents, at end of period                                    $       19       $ 11,631          $    89
                                                                          ==========       ========          =======
Supplemental cash flow information:

    Interest paid during the period                                           $8,196        $10,910          $43,621
                                                                          ==========       ========          =======


          See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (Dollars and shares in thousands)

                                                                    Common
                                                                   Shares of   Stock and                                 Total
                                                      Shares of     Common     Additional                             Stockholders'
                                                       Common        Stock      Paid-In                Accumulated      Equity
                                                        Stock       B and C     Capital     Warrants     Deficit       (Deficit)
                                                        -----       -------     -------     --------     -------        -------

Balance at December 31, 1994                             7,000                  $ 1,451     $  2,500    $(38,774)     $ (34,823)
Net loss                                                                                                  (3,703)        (3,703)
                                                        ------       -----      -------     --------    --------      ---------
Balance at December 31, 1995                             7,000                    1,451        2,500     (42,477)       (38,526)

Issuance of Class B and C common shares                              6,000       30,000                                  30,000
Issuance of warrants                                                                           9,000                      9,000
Conversion of Class B and Class C

  common stock shares to common shares                   6,000      (6,000)
Initial stock offering proceeds, net of costs

  associated with issuance of $2,082                     4,630                   60,353                                  60,353
Exercise of warrants                                       613                    1,533       (1,533)
Secondary stock offering proceeds, net of costs

  associated with issuance of $796                       5,750                  202,064                                 202,064
Net loss                                                                                                 (35,803)       (35,803)
                                                        ------       -----      -------     --------    --------      ---------
Balance at December 31, 1996                            23,993          --      295,401        9,967     (78,280)       227,088

Issuance of common stock shares,

  net of costs associated with issuance of $1,066        2,230                   72,524                                  72,524

Issuance of awards of common stock shares                   99                    4,738                                   4,738
Exercise of warrants                                       493                    1,417       (1,417)
Forfeiture of warrants                                                                          (632)                      (632)
Non-cash compensation
  common stock options and warrants                                                 317        1,581                      1,898
Net loss                                                                                                  (9,261)        (9,261)
                                                        ------       -----     --------     --------    --------      ---------
Balance at December 31, 1997                            26,815          --     $374,397     $  9,499    $(87,541)     $ 296,355
                                                        ======       =====     ========     ========    ========      =========


          See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)

NOTE 1 - BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS:

Universal Outdoor Holdings, Inc., was incorporated on May 23, 1991 and through its principal operating subsidiary, Universal Outdoor, Inc. (collectively, the "Company") is engaged principally in the rental of advertising space on outdoor advertising structures. The Company operates in three distinct regions: the Midwest (Chicago, Minneapolis/St. Paul, Indianapolis, Milwaukee, Des Moines, Evansville, IN and Dallas), the Southeast (Orlando, Jacksonville, Ocala and the Atlantic Coast, including Myrtle Beach and the Gulf Coast areas of Florida, Memphis/Tunica and Chattanooga), and the East Coast (New York, Washington D.C., Philadelphia, Northern New Jersey, Wilmington, Salisbury and Hudson Valley, NY).

Historically, manufacturers of tobacco products, principally cigarettes, have been major users of outdoor advertising displays, including displays operated by the Company. The following industries generated significant revenues as a percentage of the Company's total net revenues in 1997: tobacco (10.9%); automotive (10.5%); retail (11.8%); and entertainment (15.4%).

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's consolidated financial statements. These policies are in conformity with generally accepted accounting principles consistently applied in all material respects.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances, transactions and profits have been eliminated.

Revenue recognition

The Company's revenues are generated from contracts with advertisers generally covering periods of one to twelve months. The Company recognizes revenues monthly over the period in which advertisement displays are posted on the advertising structures. A full month's revenue is recognized in the first month of posting. Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period. Payments received in advance of billings are recorded as deferred revenues.

Cash and equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Cash held in escrow in 1996 represents a deposit made by Revere Holding Corp. under an agreement relating to a contemplated acquisition of property. The property was subsequently not acquired and therefore the funds were returned to cash and cash equivalents.

Prepaid land leases

Most of the Company's advertising structures are located on leased land. Land rents are typically paid in advance for periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.

Property and equipment

Property and equipment are stated at cost. Normal maintenance and repair costs are expensed. Depreciation is computed principally using a straight-line method over the estimated useful lives of the assets:

       Buildings                                         39 years
       Advertising structures                            15 years
       Vehicles and equipment                           5-7 years

Goodwill and intangible assets

Non-compete agreements are amortized over their estimated economic lives, ranging from three to ten years. Goodwill is amortized over fifteen years on a straight-line basis. The Company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from the use of the asset to the recorded value of the asset.

Other assets

Loan costs incurred in connection with obtaining financing have been deferred and are being amortized on a straight line basis over the life of the loans. Acquisition costs are amortized over five years.

Fair value of financial instruments

The fair value of cash and equivalents, accounts receivable and accounts payable approximate the carrying value because of the immediate or short-term maturity of these financial instruments. The fair value of the Company's other financial instruments approximates the carrying value.

Stock-based compensation

In 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with provisions of SFAS No. 123, the Company applies fair value accounting for its stock-based compensation.

Earnings per share

The Company adopted SFAS No. 128 "Earnings Per Share" in the fourth quarter of 1997. SFAS No. 128 requires the presentation of basic and diluted earnings per share, including the restatement of prior years. For the years ended December 31, 1997, 1996, and 1995 the presentation of diluted earnings per share was not required.

Basic earnings per share is computed by dividing net income by the average number of common shares outstanding during each year. All per share information in these financial statements have been adjusted to give effect to a 16-for-one stock split in July 1996.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the prior years' consolidated financial statements have been reclassified to conform with the current year presentation and to reflect the finalization of purchase accounting for 1996 acquisitions. These reclassifications were not significant and had no effect on previously reported net losses.

NOTE 3 - EQUITY OFFERINGS AND DEBT REFINANCINGS:

                                                                                   1996                         1997
                                                                                   ----                         ----
Proceeds from equity offerings:
    Private investors                                                           $  30,000
    Initial public offering                                                        60,353
    Secondary public offering                                                     202,064                    $ 70,238
                                                                                ---------                    --------
                                                                                  292,417                      70,238
                                                                                ---------                    --------
Proceeds from long-term debt offerings:

    9 3/4% Senoir Subordinated Debt                                               223,587
    9 3/4% Series B Senior Subordinated Debt                                      101,500
    Paramount note                                                                    168
                                                                                ---------
                                                                                  325,255
                                                                                ---------
Proceeds from credit facilities                                                   486,052                     274,480
                                                                                ---------                    --------
    Total proceeds from financings                                              1,103,724                     344,718
                                                                                ---------                    --------
Proceeds from financings used for:

    14% Senior Secured Discount Notes repayment                                    32,718
    11% Senior Notes repayment                                                     65,000
    Penalty on the early retirement of 11% Senior Notes
           and 14% Senior Secured Notes                                            18,424
    Mortgage and other                                                              1,673                       2,769
                                                                                ---------                    --------
                                                                                  117,815                       2,769
Repayment of credit facilities                                                    475,713                     102,980
Financing costs                                                                    14,590                       1,751
                                                                                ---------                    --------
                                                                                  608,118                     107,500
                                                                                ---------                    --------
Net financing proceeds                                                          $ 495,606                    $237,218
                                                                                =========                    ========

In April 1996, the Company sold to private investors 2,984,000 shares of Class B common stock and 3,016,000 shares of Class C common stock for net proceeds of approximately $30 million. The proceeds were used to assist in financing the acquisition of NOA Holding Corp.

In July 1996, the Company completed an initial public offering (IPO) of approximately 4,630,000 shares of its common stock, at a price of $14.50 per share for net proceeds of $60,353. In conjunction with the IPO, the Company effected a 16-for-one stock split. In October 1996, a secondary offering of approximately 5,750,000 shares of the Company's common stock was issued at an offering price of $37.50 per share for net proceeds of $202,064.

In August 1997, an offering of approximately 2,109,000 shares of the Company's common stock was issued at an offering price of $35.00 per share for net proceeds of approximately $70.2 million.

At December 31, 1997 the Company's credit facility provides for a total loan commitment of $305 million with (i) a revolving line of credit facility providing for borrowings of up to $12.5 million, (ii) an acquisition credit line in the amount of $212.5 million which is available under a revolving/term loan facility, (iii) a swing line in the amount of $5 million, and (iv) a term loan agreement totaling $75 million. In 1997, proceeds from credit facilities totaled $274,480, while credit facility repayments totaled $102,980.

In 1996 the Company completed a public offering of $225 million 9 3/4% Senior Subordinated Notes due 2006 for net proceeds of $223,587 in October 1996 and a private offering of $100 million 9 3/4% Series B Subordinated Notes due 2006 for net proceeds of $101,500 in December 1996 (collectively, "the Notes Offerings").

The net proceeds of the 1996 equity offerings and the Notes Offerings together with the proceeds under the available credit facilities were used to redeem all of the outstanding 14% Senior Secured Discount Notes due 2003 at $32,718 and the 11% Senior Notes due 2003 at $65,000, pay the $18,424 related penalty, repay approximately $285 million of the then outstanding credit facility and pay the purchase price of $25 million relating to certain acquisitions which occurred in 1996. The redemptions during 1996 resulted in an extraordinary loss of $26,574.

In 1997, the net proceeds of the equity offerings were used to reduce outstanding indebtedness.

NOTE 4 - ACQUISITIONS:

The Company's wholly owned subsidiary, Universal Outdoor, Inc. ("Universal") completed the following acquisitions for primarily cash during 1996 and 1997:


                                                                                          Purchase Price
                                                                                  ------------------------------
                                                                                     Stock              Asset
                                                           Acquired               Acquisition        Acquisition
                                                           --------               -----------        -----------

Ad-Sign, Inc.                                             January 1996                                $12,500
NOA Holding Corporation                                     April 1996            $ 83,295
Iowa Outdoor Displays                                   September 1996                                  1,794
The Chase Company                                       September 1996                                  5,800
Trans-Ad, Inc.                                            October 1996             239,064
Revere Holding Corporation                               December 1996             123,794
Tanner-Peck LLC                                           January 1997                                 71,659
Matthew Outdoor Advertising                               January 1997                                 40,931
Ad-Craft, Inc.                                           February 1997                                  5,507
David Klein Outdoor Advertising, Inc.                    February 1997                                  5,258
Trans-Ad, Inc.                                              March 1997                                  7,980
Penn Advertising of Baltimore, Inc.                          June 1997              46,500
Swaney Outdoor Advertising LLC                               July 1997                                  2,532
Allied Outdoor Advertising, Inc.                             July 1997                                 50,938
Visual Outdoor Advertising, Inc.                           August 1997               2,398
Gaess Outdoor, Inc.                                       October 1997                                 15,827

Royal Outdoor Advertising                  October 1997               4,034
Paxson Communications Corporation          October 1997               4,418
Tagco, Inc.                               November 1997               2,733

The aggregate purchase price of the Tanner-Peck, Inc. acquisition also included 100,000 shares of common stock of the Company issued on January 2, 1997, at market value which approximated $2,306 in total.

In March, 1997 the Company acquired $600 of outdoor advertising properties in Florida in exchange for 20,000 shares of the Company's common stock.

The purchase price for accounting purposes was allocated as follows to the assets purchased and the liabilities assumed based upon the estimated fair values on the dates of acquisition. It is expected that revisions to the assets purchased and liabilities assumed will be made during 1998 for acquisitions made in 1997; however, it is not expected that such revisions will have any material effect.

                                              1996             1997
                                              ----             ----
Current assets, other than cash               22,567          $  2,278
Property and equipment                       323,624           249,160
Goodwill and other intangibles               219,406            33,773
Other assets                                   4,847               229
Current liabilities                          (32,497)          (13,072)
Net deferred taxes                           (71,700)           (8,200)
Long-term debt                                 -                  (547)
                                            --------          --------
                                            $466,247          $263,621
                                            ========          ========

All acquisitions have been accounted for under the purchase method of accounting and, accordingly, the operating results of the acquired businesses are included in the Company's consolidated financial statements from the respective dates of acquisition. Where required, net deferred taxes were recorded representing the temporary difference between the tax attributes assumed and the recorded fair value as of the date of acquisition. Since it is not deductible for tax purposes, no deferred taxes are required to be recorded for amounts allocated to goodwill.

In conjunction with the 1996 and 1997 acquisitions, the Company recorded reserves of approximately $15.1 million to cover anticipated costs of combining its existing business with the acquired outdoor advertising businesses. The reserves relate to liabilities incurred for facility charges ($6.3 million), professional fees ($3.2 million), relocation ($2.3 million), severance ($1.9 million) and other related expenditures ($1.4 million). At December 31, 1997 recorded reserves were approximately $3.3 million.

The following unaudited pro forma financial information includes the results of operations of the 1996 and significant 1997 acquisitions as if the transactions had been consummated as of the beginning of the periods presented after including the impact of certain adjustments such as depreciation of advertising structures, amortization of goodwill and other intangibles, reduction of corporate expenses and interest expense on debt assumed to have been incurred to complete the transactions.

                                                        1996                  1997
                                                        ----                  ----
                                                     (unaudited)           (unaudited)
Net revenues                                            $189,915              $212,929
Depreciation and amortization                             56,228                61,830
Operating income                                          35,916                47,886
Interest expense                                          50,634                48,376
Loss before income taxes and extraordinary item         $(25,116)             $(11,400)

Basic loss per share before income taxes and
extraordinary item                                      $ (2.06)              $ (0.45)


These unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire periods presented and are not intended to project future results.

NOTE 5 - PROPERTY AND EQUIPMENT:

Property and equipment consist of the following at December 31:

                                                     1996             1997
                                                     ----             ----
         Outdoor advertising structures            $390,963        $657,928
         Land and capitalized land lease costs       12,130          14,317
         Vehicles and equipment                      12,744          18,462
         Building and leasehold improvements         11,087          14,123
         Display faces under construction               748           2,831
                                                   --------        --------
                                                    427,672         707,661
         Less accumulated depreciation               45,117          85,482
                                                   --------        --------
                                                   $382,555        $622,179
                                                   ========        ========

NOTE 6 - GOODWILL AND INTANGIBLE ASSETS:

Goodwill and intangible assets consist of the following at December 31:

                                                        1996         1997
                                                        ----         ----
         Non-compete agreements                       $  6,642     $  9,084
         Goodwill                                      236,672      260,504
                                                      --------     --------
                                                       243,314      269,588
         Less accumulated amortization                   9,542       20,103
                                                      --------     --------
                                                      $233,772     $249,485
                                                      ========     ========

NOTE 7 - OTHER ASSETS:

Other assets consist of the following at December 31:

                                                       1996         1997
                                                       ----         ----
         Financing costs                             $24,980      $17,722
         Deposits                                      5,073          457
         Other                                         4,815        6,987
                                                     -------      -------
                                                      34,868       25,166
         Less accumulated amortization                 9,754        6,749
                                                     -------      -------
                                                     $25,114      $18,417
                                                     =======      =======

NOTE 8 - ACCRUED EXPENSES:

Accrued expenses consist of the following at December 31:

                                                       1996            1997
                                                       ----            ----
         Interest payable                            $  5,667       $  6,641
         State and other taxes payable                  4,070          4,216
         Merger costs                                       -          3,100
         Employee compensation and related taxes        2,479          2,582
         Deferred revenue                               2,114          2,366
         Accrued leases                                 1,599          2,640
         Severance and relocation                       2,121              -
         Professional services                          1,935              -
         Lease and maintenance                          2,392          2,317
         Other                                          4,155          3,315
                                                     --------       --------
                                                     $ 26,532       $ 27,177
                                                     ========       ========

NOTE 9 - LONG-TERM DEBT AND OTHER OBLIGATIONS:

Long-term debt and other obligations consist of the following at December 31:

                                                                                     1996                   1997
                                                                                     ----                   ----
         9 3/4% Senior Subordinated Notes due 2006, net of
          discount of $1,389                                                       $223,611               $223,752
         9 3/4% Series B Senior Subordinated Notes due 2006,
          net of premium of $1,487                                                  101,487                101,337
         Revolving Credit Loan                                                          -                  122,500
         Acquisition Term Loan                                                       20,000                 69,000
         Other obligations                                                            4,043                  3,385
                                                                                  ---------               --------
                                                                                    349,141                519,974
         Less current maturities of long-term
           debt and other obligations                                                 -                     12,374
                                                                                  ---------               --------
                                                                                  $ 349,141               $507,600
                                                                                  =========               ========

9 3/4% Senior Subordinated Notes

The Senior Notes mature on October 15, 2006 and bear interest at 9 3/4% payable semiannually on April 15 and October 15, beginning on April 15, 1997. The Company is required to meet certain financial tests which include those relating to the maintenance of a minimum fixed charge ratio, minimum adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and a senior leverage ratio.

The Senior Notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt, including the indebtedness under the credit facilities. The indenture governing the Senior Notes contains certain restrictive covenants including, among others, limitations on additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company or its operating subsidiaries assets and engaging in certain transactions with affiliates.

9 3/4% Series B Senior Subordinated Notes

The Series B Senior Notes mature on October 15, 2006 and bear interest at 9 3/4% payable semiannually on April 15 and October 15, beginning on April 15, 1997. The Company is required to meet certain financial tests which include those relating to the maintenance of a minimum fixed charge ratio and minimum adjusted EBITDA.

The Series B Senior Notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt, including indebtedness under the credit facilities. The indenture governing the Series B Senior Notes contains certain restrictive covenants including, among others, limitations on additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company's assets and engaging in certain transactions with affiliates.

Credit Facilities

In October 1996, the Company amended and restated its existing credit facilities to provide for a total loan commitment of $230 million with (i) a revolving line of credit facility providing for borrowings of up to $12.5 million, (ii) an acquisition credit line in the amount of $212.5 million which is available under a revolving/term loan facility and (iii) a swing line in the amount of $5 million. In May 1997, the Company entered into a term loan agreement totaling $75 million, increasing the total loan commitment to $305 million. $3 million of the term loan matures every quarter through September 30, 2003, with the remaining maturing on September 30, 2004. Approximately $212.5 million of the credit facility matures on September 30, 2003 with the remaining amount maturing on September 30, 2004. As of December 31, 1997, the Company had drawn down $122.5 million under the acquisition credit facility, $69 million under the term loan and had no borrowings under the revolving credit facility or the swing line of credit.

The loans under the revolving credit facility and acquisition term loan bear interest at the rate per annum equal to the prime rate or euro dollar rate, plus an additional 0% to 2.75% depending on the leverage ratio of the Company as defined in the credit facility agreement. The interest rate in effect during 1997 ranged from 7.5 % to 10%. Interest on the credit facility is payable upon the date of maturity.

Each of the revolving credit facility and the acquisition credit facility are secured by a first priority lien on the assets of the Company and upon the existence of certain conditions, a pledge of the common stock of the Company held by certain management shareholders, as well as the pledge of the Company's stock. Borrowings under the new credit facility are subject to certain restrictive covenants including, among others, a minimum fixed charge ratio, a minimum adjusted EBITDA and maximum senior leverage ratio. The new credit facility contains certain restrictive covenants including, among others, limitations on additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company's assets and engaging in certain transactions with affiliates.

Commitment fees are 1/2 percent on the unused portion of the acquisition credit line and the revolving credit facility.

Net debt issuance costs of $14,100 were capitalized in 1996 and are being amortized on a straight-line basis over the term of the debt.

Future maturities of long-term debt and other obligations as of December 31, 1997 are as follows:

             1998                            $  12,374
             1999                              179,809
             2000                                  364
             2001                                  201
             2002                                  157
             2003 and thereafter               327,069
                                             ---------
             Total                           $ 519,974
                                             =========

NOTE 10 - LEASE COMMITMENTS:

Rent expense totaled $4,600, $13,002 and $36,660 in 1995, 1996 and 1997, respectively. Minimum annual rentals under the terms of noncancelable operating leases with terms in excess of one year in effect at December 31, 1997 are payable as follows:

           Year                                            Capital                  Operating
           ----                                            -------                  ---------
           1998                                             $  59                     $ 620
           1999                                               118                       613
           2000                                               159                       542
           2001                                                -                        359
           2002 and thereafter                                 -                        733
                                                            -----                     -----
             Total minimum lease payments                     336
            Less:  current portion                             59
                                                            -----
            Long-term capitalized lease obligations         $ 277                    $2,867
                                                            =====                    ======

NOTE 11- INCOME TAXES:

The Company incurred a net operating loss in 1995, 1996 and 1997; therefore, no provision for income taxes was required.

Deferred tax assets (liabilities) consist of the following at December 31:

                                                                       1996                      1997
                                                                       ----                      ----
           Deferred tax liabilities:
           Property and equipment                                    $(99,212)               $(101,820)
                                                                     --------                ---------
               Total deferred tax liabilities                        $(99,212)               $(101,820)
                                                                     --------                ---------
           Deferred tax assets:
           Bad debts                                                      897                    1,153
           Non-deductible accrued expenses                              2,140                      969
           Goodwill and intangibles                                     6,112                    3,941
           Warrants                                                     3,600                    3,927
           Operating loss and credit carryforwards                     19,865                   19,865
                                                                     --------                 --------
               Total deferred tax assets                               32,614                   29,855
                                                                     --------                 --------
           Valuation allowance                                        (19,865)                 (19,865)
                                                                     --------                 --------
               Net deferred tax liabilities                          $(86,463)                $(91,830)
                                                                     ========                 ========

The Company has established a valuation allowance against its operating loss and credit carryforwards following an assessment of the likelihood of realizing such amounts. In arriving at the determination as to the amount of the valuation allowance required, the Company considered its past operating history as well as the cost of integrating significant acquisitions made in 1996 and 1997 statutory restrictions on the use of operating losses from acquisitions acquired during the year, tax planning strategies and its expectation of the level and timing of future taxable income.

At December 31, 1997, the Company had net operating loss and credit carryforwards for federal income tax purposes of approximately $76 million. Included in total net operating loss carryforwards is approximately $35 million of operating loss and credit carryforwards generated by certain acquired companies prior to their acquisition by the Company. Total carryforwards expire between 2005 and 2011. During the current fiscal year, the Company did not utilize any net operating loss or credit carryforwards.

The Company experienced an ownership change within the meaning of Section 382 of the Internal Revenue Code. As such, the utilization of net operating loss carryforwards are subject to an annual limitation based upon the value of the Company on the change date. The acquisition of Outdoor Advertising Holdings, Inc. and Revere Holding Corp. resulted in an "ownership change" and a limitation is imposed on the acquired net operating loss carryforwards in these acquisitions. Furthermore, the Company's use of the net operating loss carryforwards are subject to limitations applicable to corporations filing consolidated federal income tax returns.

NOTE 12 - WARRANTS AND OPTIONS:

The following table summarizes the Company's warrant activity:

                                                                       Exercise
                                                     1996               Price              1997
                                                     ----               -----              ----
Number of shares under warrants:
Beginning of year                                  1,000,000           $.000625          2,857,808
Granted                                            2,470,608              $5.00             44,000
Exercised                                           (612,800)                             (510,730)
Canceled/expired                                       -                                  (173,499)
                                                   ---------                             ---------
Warrants outstanding at end of year                2,857,808                             2,217,579
                                                   =========                             =========
        Warrants exercisable at end of year        2,857,808                             2,217,579
                                                   =========                             =========


In 1994, the Company issued 1,000,000 warrants which expire on July 1, 2004.
The warrants were assigned, based on market conditions at the time of grant, a value of $2,500. Each warrant entitles the holder to purchase one share of common stock (the "warrant share"). In July 1996, a total of 612,800 warrants were exercised into warrant shares. In July 1997, the remaining 387,200 warrants were exercised into warrant shares.

In April 1996, key executives and employees were granted 2,470,608 warrants to purchase common shares (the "1996 Warrant Plan"). Each warrant is fully exercisable into one share of common stock at a warrant exercise price of $5.00 per share. In June 1997, the Company filed a Registration Statement on Form S-8 to register 500,000 shares of the Company's common stock to be issued under the Company's Equity Incentive Plan. During 1997, the Company issued 44,000 options for common stock at an exercise price of $0.01 per share. In addition, the Company issued 93,300 options for common stock at an exercise price of $35.00 per share. The 44,000 shares vested immediately and the 93,300 shares vest ratably over a three year period. At December 31, 1997 no options have been exercised under the Company's Equity Incentive Plan.

In December 1997, the Company issued 147,838 shares of restricted stock to senior level employees. The restricted stock vests after one year from the date of the grant.

The fair value of each warrant, option or restricted stock was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996 and 1997.


                                         1996                     1997
                                         ----                     ----
    Risk free interest rate              6.28%                    5.59%
    Expected lives (years)               7                        1-3
    Volatility                          39.42%                   58.52%
    Dividend yield                       0                        0

NOTE 13 - COMMON STOCK OFFERING:

On August 15, 1997, the Company completed an offering of 5,912,500 shares of Common Stock of which 2,109,105 were primary shares and 3,803,395 were secondary shares (the "August Offering"). Proceeds to the Company from the August Offering totaled approximately $70.2 million. All of the proceeds were used to reduce outstanding indebtedness.

NOTE 14 - CONTINGENCIES:

The Company is subject to various other claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the result of such other claims and litigation, individually or in the aggregate, will have a material effect on the Company's business or its results of operations, cash flows or financial position.

NOTE 15 - DEFINED CONTRIBUTION PLAN:

The Company sponsors a qualified 401(k) plan available to substantially all full-time employees. Participants may contribute up to 15% of their annual salary to the plan. The Company matches 50% of the first $2,000 contributed by the participant at the end of the plan year.

NOTE 16 - QUARTERLY FINANCIAL DATA (unaudited):


Summarized quarterly financial data for 1997 is as follows:

(In thousands, except per share data)                     First        Second         Third        Fourth
                                                          -----        ------         -----        ------
1997
----
  Net revenues                                           $44,008       $53,105       $55,635       $56,891
  Operating income                                         8,303        14,069        12,058         5,330
  Loss before extraordinary item                          (2,250)        3,148          (402)       (9,757)
  Net loss                                                (2,250)        3,148          (402)       (9,757)
  Per Share:

  Basic income (loss) before extraordinary item            ($.09)         $.12         ($.01)        ($.37)
  Basic net income (loss)                                  ($.09)         $.12         ($.01)        ($.37)

  Weighted average shares outstanding                     24,096        25,872        26,942        26,716

In the third quarter of 1997, the Company recorded a non-cash compensation charge in the amount of $1.6 million relating to management warrants.

In the fourth quarter of 1997, the Company recorded a non-cash compensation charge in the amount of $7.3 million related to management awards and options.

Summarized quarterly financial data for 1996 is as follows:

(In thousands, except per share data)                      First        Second        Third        Fourth
                                                           -----        ------        -----        ------
1996
----
  Net revenues                                            $8,427       $17,812       $18,643       $31,256
  Operating income                                         1,597        (1,638)        5,874         5,903
  Income (loss) before extraordinary item                 (2,008)       (8,148)        1,991        (1,064)
  Net income (loss)                                       (2,008)       (8,148)          591       (26,238)
  Per Share:

  Basic income (loss) before extraordinary item            ($.26)       ($1.06)         $.10       ($  .04)
  Basic net income (loss)                                  ($.26)       ($1.06)         $.03        ($1.08)

  Weighted average shares outstanding                      7,654         7,654        19,297        24,343

In the third quarter of 1996, the Company recorded a non-cash compensation charge in the amount of $9 million relating to management warrants.

In 1996, the Company recorded an extraordinary loss of $26,574 related to the early retirement of the 11% Senior Notes and the 14% Senior Secured Notes.

NOTE 17 - SUBSEQUENT EVENTS:


In January 1998, the Company acquired approximately 16 advertising display faces located in and around New York City, New York. The purchase price was approximately $8.5 million in cash.

In February 1998, the Company acquired a total of 2,500 display faces for $32.5 million in cash with ad rights at airports in Chicago, Atlanta, Dallas, Denver, Newark, Boston, and Aspen.

In October 1997, the Company announced an agreement to merge with Clear Channel Communications, Inc., a San Antonio based diversified media company. The Company received shareholder approval for the merger on February 6, 1998. The merger is expected to be completed in the first quarter of 1998.

         Item 7.(b) Pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to the Merger. For accounting purposes the Merger will be accounted for as a purchase of Universal by the Company; accordingly the net assets of Universal have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 give effect to the Merger as if it had occurred at January 1, 1997. The unaudited pro forma combined condensed balance sheet at December 31, 1997 gives effect to the Merger as if it occurred on December 31, 1997.

The unaudited pro forma combined condensed statements of operations were prepared based upon the historical statement of operations of the Company adjusted to reflect the acquisition of Eller Media and the Paxson Radio Acquisition as if such acquisitions had occurred at January 1, 1997 (Clear Channel Pro Forma) and the historical statement of operations of Universal. The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheets of the Company and Universal.

The unaudited pro forma combined condensed financial statements do not give effect to any potential divestitures or regulatory costs that may be imposed by a Governmental entity as a condition for their approval of the Merger.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of the Company and Universal included herein.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Merger and the above described acquisitions by the Company and Universal occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                           CLEAR CHANNEL AND UNIVERSAL
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             (Dollars in thousands)

                                December 31, 1997

                                                                                               Clear Channel
                                                                                Pro Forma      and Universal
                                            Clear Channel      Universal          Merger         Pro Forma
                                             Historical       Historical       Adjustments        Merger
                                             -----------      -----------      -----------      -----------
ASSETS
Current assets:
Cash and cash equivalents                    $    24,657      $        89      $   (15,000)     $     9,746
Accounts receivable, net                         155,962           35,876             --            191,838
Film rights - current                             14,826             --               --             14,826
Other current assets                               3,202           14,802             --             18,004
                                             -----------      -----------      -----------      -----------
Total Current Assets                             198,647           50,767          (15,000)         234,414

Property, plant & equipment, net                 746,284          622,179             --          1,368,463

Intangible assets:
Network affiliation agreements                    33,727             --               --             33,727
Licenses and goodwill                          2,175,944          260,504          902,290        3,338,738
Covenants not-to-compete                          24,892            9,084             --             33,976
Other intangible assets                           19,593             --               --             19,593
                                             -----------      -----------      -----------      -----------
                                               2,254,156          269,588          902,290        3,426,034
Less accumulated amortization                   (141,066)         (20,103)          18,213         (142,956)
                                             -----------      -----------      -----------      -----------
                                               2,113,090          249,485          920,503        3,283,078
Other assets:
Notes receivable                                  35,373             --               --             35,373
Film rights                                       14,171             --               --             14,171
Investments in and advances
  to, nonconsolidated affiliates                 266,691             --               --            266,691
Other assets                                      30,122          18,417              --             48,539
Other investments                                 51,259             --               --             51,259
                                             -----------      -----------      -----------      -----------
TOTAL ASSETS                                 $ 3,455,637      $   940,848      $   905,503      $ 5,301,988
                                             ===========      ===========      ===========      ===========
LIABILITIES
Current liabilities:
Accounts payable                             $    11,904      $     5,512      $      --        $    17,416
Accrued interest                                   9,950             --               --              9,950
Accrued expenses                                  34,489           27,177             --             61,666
Deferred income                                    1,340             --               --              1,340
Current portion of long-term debt                 13,294           12,374             --             25,668
Current portion of film rights liability          15,875             --               --             15,875
                                             -----------      -----------      -----------      -----------
Total Current Liabilities                         86,852           45,063             --            131,915

Long-term debt                                 1,540,421          507,600             --          2,048,021
Film rights liability                             15,551             --               --             15,551
Deferred income taxes                             10,114           91,830             --            101,944
Deferred income - long-term                        9,750             --               --              9,750
Other long-term liabilities                       25,378             --               --             25,378

Minority interest                                 20,787             --               --             20,787
Shareholders' equity:
Preferred stock                                     --               --               --               --
Common stock                                       9,823              268            1,661           11,752
Additional paid-in capital                     1,541,865          374,129          825,800        2,741,794
Retained earnings/
  (accumulated deficit)                          169,631          (87,541)          87,541          169,631
Other                                              2,398            9,499           (9,499)           2,398
Unrealized gain on investments                    23,754             --               --             23,754
Cost of shares held in treasury                     (687)            --               --               (687)
                                             -----------      -----------      -----------      -----------
Total Shareholders' Equity                     1,746,784          296,355          905,503        2,948,642
                                             -----------      -----------      -----------      -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $ 3,455,637      $   940,848      $   905,503      $ 5,301,988
                                             ===========      ===========      ===========      ===========

                           CLEAR CHANNEL AND UNIVERSAL
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS

                      (In thousands, except per share data)

                          Year ended December 31, 1997

                                                                                             Clear Channel
                                                                              Pro Forma      and Universal
                                          Clear Channel      Universal          Merger         Pro Forma
                                            Pro Forma       Historical       Adjustments        Merger
                                           -----------      -----------      -----------      -----------
Net revenue                                $   831,814      $   209,639      $      --        $ 1,041,453
Operating expenses                             490,324          101,613             --            591,937
Depreciation and amortization                  152,206           59,977           30,881          243,064
Noncash compensation for
  incentive options                               --              8,289           (8,289)            --
Corporate expenses                              23,201             --               --             23,201
                                           -----------      -----------      -----------      -----------
Operating income (loss)                        166,083           39,760          (22,592)         183,251
Interest expense                               116,805           46,400             --            163,205
Other income (expense) - net                     6,463           (2,621)            --              3,842
                                           -----------      -----------      -----------      -----------
Income (loss) before income taxes               55,741           (9,261)         (22,592)          23,888
Income tax (expense) benefit                   (32,465)            --               --            (32,465)
                                           -----------      -----------      -----------      -----------
Income before equity in earnings
  (loss) of nonconsolidated affiliates          23,276           (9,261)         (22,592)          (8,577)
Equity in earnings (loss) of
  nonconsolidated affiliates                     6,615             --               --              6,615
                                           -----------      -----------      -----------      -----------
Net income (loss)                          $    29,891      $    (9,261)     $   (22,592)     $    (1,962)
                                           ===========      ===========      ===========      ===========
Net income (loss) per common share:
    Basic                                  $       .33                                        $     (0.02)
                                           ===========                                        ===========
    Diluted                                $       .28                                        $     (0.05)
                                           ===========                                        ===========

Other Data:
After tax cash flow (1)                    $   217,759      $    59,005      $      --        $   276,764
                                           ===========      ===========      ===========      ===========
After tax cash flow per
   common share - Diluted (2)              $      2.33                                        $      2.45
                                           ===========                                        ===========


(1) After-tax cash flow is defined as net income (loss) before unusual items plus depreciation, amortization of intangible (including non-consolidated affiliates) and deferred tax. After-tax cash flow is not presented as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(2) After-tax cash flow per share is defined as after-tax cash flow divided by weighted average common shares and common share equivalents outstanding assuming dilution.

                           CLEAR CHANNEL AND UNIVERSAL

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The Company and Universal unaudited pro forma combined condensed financial statements reflect the Merger, accounted for as a purchase, as follows (In thousands, except per share amounts):

Universal Common Stock outstanding at December 31, 1997 adjusted
  to reflect the exercise of all outstanding options and warrants          28,787,442
Exchange ratio                                                                    .67
                                                                         ------------
Shares of the Company's Common Stock assumed to be issued in connection
  with the Merger                                                          19,287,586
Estimated value per share                                                x   $62.3125
                                                                         ------------
                                                                         $  1,201,858
Estimated transaction costs                                                    15,000
                                                                         ------------
     Total estimated purchase price                                      $  1,216,858
                                                                         ============

For purpose of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price                                           $  1,216,858
Universal's net assets at December 31,1997 adjusted for the
  elimination of existing goodwill of $242,291                                 54,064
                                                                         ------------
Estimated excess purchase price (allocated to goodwill)                  $  1,162,794
                                                                         ============

The estimated excess purchase price allocated to goodwill of $1,162,794 will be amortized over a 25 year period using the straight line method which will result in annual goodwill amortization of $46,512.

The pro forma merger adjustments at December 31, 1997 are as follows:

                                                                         Increase (Decrease)
                                                                            In Thousands
                                                                            ------------
Cash and cash equivalents                                                    $ (15,000)
Licenses and goodwill                                                          902,290
Common stock                                                                     1,661
Additional paid-in capital                                                     825,800
Retained earnings (accumulated deficit)                                         87,541
Other shareholders' equity                                                      (9,499)


The pro forma merger adjustments for the year ended December 31, 1997 are as follows:

                                                                         Increase (Decrease)
                                                                               Income
                                                                            In Thousands
                                                                            ------------
Depreciation and amortization                                                 $ (30,881)
Noncash compensation for incentive options                                        8,289

                                  CLEAR CHANNEL
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                      (In thousands, except per share data)

                          Year ended December 31, 1997

                                                                              Clear Channel   Paxson
                                      Clear Channel  Eller Media   Pro Forma   Eller Media     Radio     Pro Forma   Clear Channel
                                        Historical    Historical  Adjustment(1) Pro Forma   Historical   Adjustment(2) Pro Forma
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net revenue                              $ 697,068    $  56,642         --      $ 753,710    $  78,104    $    --      $ 831,814
Operating expenses                         394,404       33,804         --        428,208       63,362       (1,246)     490,324
Depreciation and amortization              114,207       10,547    $   5,974      130,728       12,101        9,377      152,206
Corporate expenses                          20,883        2,318         --         23,201        4,059       (4,059)      23,201
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Operating income (loss)                    167,574        9,973       (5,974)     171,573       (1,418)      (4,072)     166,083
Interest expense                            75,076        8,565        2,518       86,159        1,370       29,276      116,805
Other income (expense) - net                11,579       (4,082)        --          7,497       (1,034)        --          6,463
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes          104,077       (2,674)      (8,492)      92,911       (3,822)     (33,348)      55,741
Income tax (expense) benefit               (47,116)          (3)       1,315      (45,804)        --         13,339      (32,465)
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before equity in earnings
  (loss) of nonconsolidated affiliates      56,961       (2,677)      (7,177)      47,107       (3,822)     (20,009)      23,276
Equity in earnings (loss) of non-
  consolidated affiliates                    6,615         --           --          6,615         --           --          6,615
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss)                        $  63,576    $  (2,677)   $  (7,177)   $  53,722    $  (3,822)   $ (20,009)   $  29,891
                                         =========    =========    =========    =========    =========    =========    =========
Net income (loss) per common share:
    Basic                                $     .72                              $     .60                              $     .33
                                         =========                              =========                              =========
    Diluted                              $     .67                              $     .54                              $     .28
                                         =========                              =========                              =========

                                  CLEAR CHANNEL
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                          Year ended December 31, 1997

ELLER MEDIA ACQUISITION

(1) Represents the pro forma effect of the acquisition of Eller Media assuming it was acquired January 1, 1997.

                                                                                                  Increase
                                                                                                 (Decrease)
                                                                                                   Income
                                                                                               (in Thousands)
                                                                                               --------------
(a)     Increase in amortization of goodwill of $5,205 resulting from the additional              $(5,974)
        goodwill created by the acquisition and a decrease in amortizable life from 40 years (Eller Media) to 25 years (The Company) and additional depreciation of $769 related to the adjustment of fixed assets to fair value.

(b)     Increase in interest expense due to a higher amount of average debt outstanding            (2,518)
        which was partially offset by a lower average interest rate (6% average rate for
        The Company and 8.8% for Eller Media during the first three months of 1997).

(c)     Tax effect of the above adjustments to depreciation and interest expense at The              1,315
        Company's estimated effective tax rate of 40%




PAXSON RADIO ACQUISITION

(2) Represents the pro forma effect of the acquisition of Paxson Radio assuming it was acquired January 1, 1997.

                                                                                                  Increase
                                                                                                 (Decrease)
                                                                                                   Income
                                                                                               (in Thousands)
                                                                                               --------------
(a)     Elimination of option plan compensation expense resulting from the elimination of      $    1,246
        the plan.

(b)     Increase in amortization expense resulting from the additional goodwill created            (9,377)
        by the acquisition.

(c)     Elimination of corporate general and administrative expenses resulting from the             4,059
        elimination of the Paxson corporate office.

(d)     Increase in interest expense (at an average interest rate of 6.5% for the first           (29,276)
        nine months of 1997) due to additional borrowing on the Company's credit facility to finance the acquisition cost.

(e)     Tax effect of the above adjustment at the Company's estimated effective
        tax rate of 40%.                                                                           13,339

Item 7(c) Exhibits

EXHIBIT NO.             DESCRIPTION
-----------             -----------

   2.1          --  Agreement and Plan of Merger dated as of October 23, 1997, among Universal Outdoor Holdings, Inc., the Company, and UH
                    Merger Sub, Inc. (previously filed on the Company's Current
                    Report on Form 8-K dated November 3, 1997.)

   2.2          --  Resale Agreement dated as of October 23, 1997, by and among the Company and Daniel L. Simon. (previously filed on the Company's Registration Statement on Form S-4 (File No.
                    333-43747)).

  23.1          --  Consent of Ernst & Young LLP.

  23.2          --  Consent of KPMG.

  23.3          --  Consent of KPMG Peat Marwick LLP.

  23.4          --  Consent of Price Waterhouse LLP.

  99.1          --  Management's Discussion and Analysis of financial condition and results of operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date         March 12, 1998          By       /s/L. LOWRY MAYS
                                     L. Lowry Mays, Chairman/
                                     Chief Executive Officer

Date         March 12, 1998          By       /s/HERBERT W. HILL, JR.
                                     Herbert W. Hill, Jr.
                                     Senior Vice President/
                                     Chief Accounting Officer

                               INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------

   2.1          --  Agreement and Plan of Merger dated as of October 23, 1997, among Universal Outdoor Holdings, Inc., the Company, and UH
                    Merger Sub, Inc. (previously filed on the Company's Current
                    Report on Form 8-K dated November 3, 1997.)

   2.2          --  Resale Agreement dated as of October 23, 1997, by and among the Company and Daniel L. Simon. (previously filed on the Company's Registration Statement on Form S-4 (File No.
                    333-43747)).

  23.1          --  Consent of Ernst & Young LLP.

  23.2          --  Consent of KPMG.

  23.3          --  Consent of KPMG Peat Marwick LLP.

  23.4          --  Consent of Price Waterhouse LLP.

  99.1          --  Management's Discussion and Analysis of financial condition and results of operations